Exhibit 5.1 to Registration Statement 201 ST. CHARLES AVENUE NEW ORLEANS, LOUISIANA 70170-5100 504-582-8000 FAX 504-582-8583 www.joneswalker.com

September 3, 2013

International Shipholding Corporation

11 North Water Street, Suite 18290

Mobile, Alabama 36602

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to International Shipholding Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the offer and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), of up to $200 million of securities, consisting of an indeterminate aggregate offering price or number of (i) shares of the Company’s common stock (“Common Stock”), (ii) shares of the Company’s preferred stock (“Preferred Stock”), (iii) depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”), (iv) senior or subordinated debt securities of the Company (“Debt Securities”), (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or any combination thereof (“Warrants”) and (vi) units consisting of certain specified securities (“Units” and, collectively with Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants, the “Securities”), in one or more series as determined by the Company’s Board of Directors, or any committee thereof, in subsequent resolutions (“Subsequent Resolutions”) and as described in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”).

In connection with rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of furnishing this letter, including: (i) the Restated Certificate of Incorporation of the Company, as amended through May 19, 2010, and related certificates of designation filed on February 21, 2013 and August 1, 2013 in accordance

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September 3, 2013

with Section 151 of the Delaware General Corporation Law (collectively, the “Charter”); (ii) the Bylaws of the Company, as amended and restated through October 28, 2009 (the “Bylaws”); (iii) the Registration Statement; (iv) a photocopy of resolutions adopted by written consent by the Board of Directors of the Company as of August 21, 2013; (v) the form of senior indenture (the “Senior Indenture”) and the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), each in the form filed as an exhibit to the Registration Statement; and (vi) such other documents, records of the Company and certificates of the Company’s officers and public officials as we have deemed relevant. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy and upon such other documents, records, certificates and other instruments, including certificates or other written or oral advice of public officials and officers of the Company, as we considered necessary or appropriate in connection with rendering the opinions expressed below.

In our examination of such documents, we have assumed without independent verification (i) that each of the documents and instruments reviewed by us has been duly authorized, executed and delivered by each of the parties thereto other than the Company and is enforceable against such parties in accordance with the terms thereof, (ii) the authenticity of all documents and instruments submitted to us as originals, (iii) the conformity to the originals of all documents and instruments submitted to us as conformed, certified or photostatic copies, (iv) the accuracy and completeness of all corporate records made available to us by the Company and its subsidiaries, (v) the absence of any other documents, instruments, records, agreements or understandings that alter, modify or change the validity or accuracy of the representations made to us orally or as set forth in any documents, instruments, records or agreements provided to or reviewed by us, (vi) the genuineness of all signatures on all documents and instruments examined by us, and (vii) the power and legal capacity of all persons (other than the Company) who have executed documents reviewed by us hereunder.

Based upon the foregoing and subject to the following qualifications and comments, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to issue the Securities.

2. The Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act, (ii) the issuance and sale of the Common Stock shall have been duly approved, in conformity with applicable law, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, (iii) a Prospectus Supplement with respect to such shares of Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (iv) any required certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or a depositary acting on

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September 3, 2013

their behalf against payment of the agreed consideration therefor (but not less than the par value) in accordance with the applicable underwriting, purchase or similar agreement.

3. Each series of Preferred Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act, (ii) the definitive terms of such series of Preferred Stock, as well as the terms of the issuance and sale thereof, shall have been duly established and approved, in conformity with applicable law, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, (iii) a certificate of designations setting forth the terms of such series of Preferred Stock shall have been duly executed, acknowledged, filed and recorded and shall have become effective in accordance with the Delaware General Corporation Law (“DGCL”), (iv) a Prospectus Supplement with respect to such series of Preferred Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (v) any required certificates representing such series of Preferred Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor (but not less than par value) in accordance with the applicable underwriting, purchase or similar agreement.

4. Each series of Depositary Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act, (ii) the definitive terms of such series of Depositary Shares, including a certificate of designations setting forth the terms of the Preferred Stock underlying such series of Depositary Shares, and the terms of the issuance and sale thereof, shall have been established and approved, in conformity with applicable law, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement and the depositary agreement or agreements referenced below, (iii) the certificate of designations referred to in the immediately preceding item shall have been duly executed, acknowledged, filed and recorded and shall have become effective in accordance with the DGCL, (iv) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts shall have been duly established, authorized and approved, in accordance with Subsequent Resolutions, and shall have been duly executed and delivered by all necessary parties, (v) a Prospectus Supplement with respect to such series of Depositary Shares shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (vi) the shares of Preferred Stock underlying such series of Depositary Shares have been deposited with a bank or trust company under the depositary agreement, and (vii) any required depositary receipts representing such series of Depositary Shares have been duly executed, countersigned, registered, and duly delivered as provided in the depositary agreement approved by the Subsequent Resolutions against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

5. Each series of Debt Securities will be legally issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Act, (ii) the applicable Indenture has been duly authorized, executed and delivered by the Company and the relevant trustee, (iii) the applicable Indenture and trustee or trustees named thereunder have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and a Form T-1 has been properly filed with the Commission, (iv) the definitive terms and

International Shipholding Corporation

September 3, 2013

provisions of such Debt Securities, as well as the terms of the issuance and sale thereof, have been duly established and approved, in conformity with applicable law and the applicable Indenture, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement and the applicable Indenture, (v) any supplemental indenture has been duly established, authorized and approved, in accordance with Subsequent Resolutions, and shall have been duly executed and delivered by the Company and the relevant trustee, (vi) any ancillary agreements relating to any guaranty, collateral or security arrangements or any similar matters have been duly established, authorized and approved, in accordance with Subsequent Resolutions, and shall have been duly executed and delivered by the Company any other parties thereto, (vii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, and (viii) any required notes or certificates representing such series of Debt Securities shall have been duly authenticated, executed and delivered in accordance with the applicable Indenture, and such Debt Securities shall have been duly delivered to, or registered in the name of, the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

6. Each series of Warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or any combination thereof will be legally issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Act, (ii) a warrant agreement relating to such Warrants shall have been duly established, authorized and approved, in accordance with Subsequent Resolutions, and shall have been duly executed and delivered by the Company and the warrant agent or agents thereunder, (iii) the definitive terms of such Warrants and the Securities issuable upon exercise thereof, as well as the terms of the issuance and sale of the Warrants, shall have been duly established and approved, in conformity with applicable law and any indenture or other instrument governing any such securities, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, the warrant agreement relating to such Warrants and, as applicable, the Senior Indenture, the Subordinated Indenture, the DGCL or any other governing instrument or laws, (iv) a Prospectus Supplement with respect to such Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any and all actions required under the applicable Indenture to validly issue or deliver any Debt Securities upon exercise of the Warrants, any and all action required under the DGCL to validly issue or deliver any Common Stock or Preferred Stock upon exercise of the Warrants, or any and all comparable actions under applicable governing instruments to validly issue or deliver any other Securities upon exercise of the Warrants, including in all such cases all applicable qualifications, designations, authentications, deposits and filings, shall have been duly taken, (vi) any required qualifications under the Trust Indenture Act shall have been received and (vii) any instruments evidencing such Warrants shall have been duly executed and authenticated, registered or countersigned as provided in the warrant agreement relating thereto and duly delivered to the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

International Shipholding Corporation

September 3, 2013

7. The Units will be legally issued when (i) the Registration Statement shall have become effective under the Act, (ii) one or more unit agreements (each, a “Unit Agreement”) among the Company and one or more banks or trust companies, as unit agents, and the holders from time to time of the Units, and any necessary accompanying documentation, shall have been duly established, authorized and approved, in accordance with Subsequent Resolutions, and shall have been duly executed and delivered by the Company and the unit agent or agents thereunder, (iii) the definitive terms of the Units and any Securities issuable thereunder, as well as the terms of the issuance and sale of the Units, shall have been duly established and approved, in conformity with applicable law and any indenture or other instrument governing any such securities, in accordance with Subsequent Resolutions, as contemplated by the Registration Statement, each such Unit Agreement and, as applicable, the Senior Indenture, the Supplemental Indenture, the DGCL or any other governing instrument or laws, (iv) a Prospectus Supplement with respect to such Units shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any and all actions required under the applicable Indenture to validly issue or deliver any Debt Securities pursuant to the Units, any and all actions required under the DGCL to validly issue or deliver any Common Stock or Preferred Stock pursuant to the Units, or any and all comparable actions under applicable governing instruments to validly issue or deliver any other Securities pursuant to the Units, including in all such cases all applicable qualifications, designations, authentications, deposits and filings, shall have been taken, (vi) any required qualifications under the Trust Indenture Act shall have been received and (vii) any required certificates or similar documentation representing the Units shall have been duly executed and authenticated, registered or countersigned as provided in such Unit Agreements and duly delivered to the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security: (i) the Board of Directors of the Company, or any authorized committee thereof, shall have duly and validly taken all corporate action necessary to authorize the issuance, sale or delivery of each such Security pursuant to the adoption of Subsequent Resolutions (including the due reservation of Securities issuable upon the conversion, exercise or exchange of any other Security) and such authorization shall not have been modified or rescinded; (ii) the Registration Statement will be effective and comply with all applicable laws at all times during which the Securities are offered, issued, sold or delivered as contemplated by the Registration Statement, and the Company shall continue to remain eligible to use such Registration Statement; (iii) the applicable Prospectus Supplement filed with the Commission describing the Securities offered thereby will be effective and comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (v) all Common Stock or Preferred Stock, whether issued, sold or delivered directly or indirectly upon the conversion, exercise or exchange of any other Security, will be issued, sold or delivered in conformity with the terms, conditions and limitations contained in the Charter and Bylaws, including the limitations on the number of shares authorized under the Charter; (vi) the definitive purchase, underwriting or similar

International Shipholding Corporation

September 3, 2013

agreement and any other necessary agreement or instrument with respect to any Securities offered, issued or delivered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and such agreements will be valid, binding and enforceable with respect to such other parties thereto; (vii) the Senior Indenture and the Subordinated Indenture, prior to the issuance of any Debt Securities thereunder, will be duly authorized, executed and delivered by the Company and the applicable trustee or trustees, and each such Indenture and the applicable trustee or trustees will be qualified under the Trust Indenture Act; (viii) all Securities will be issued in accordance with the terms and conditions of the Subsequent Resolutions authorizing the issuance of such Securities and (ix) there will not have occurred any change in law affecting the validity or enforceability of any such Security or the validity of any of our opinions expressed above.

In addition, in furnishing this letter, we have further assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of any such Security, nor the execution and filing by the Company of the Registration Statement with the Commission or the execution and delivery of any of the other agreements or instruments described above, nor the performance by the Company of its obligations under the Registration Statement or any such Securities, agreements or instruments (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (excluding those laws specified below that are the subject of our opinions above) or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Our opinions expressed above regarding the enforceability of certain of the Company’s obligations are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including without limitation concepts of materiality, reasonableness, good faith and fair dealing, (iii) public policy considerations that may limit the rights of parties to obtain certain remedies, (iv) laws or public policy considerations that may limit the enforceability of provisions relating to indemnification, exculpation or contribution, (v) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit, (vi) the effects of applicable laws requiring the mitigation of damages and (vii) the possible unenforceability of contractual provisions providing for choice of governing law, permitting only written contract modifications or waivers, providing for the waiver of unmatured rights, permitting parties to enforce rights without providing an opportunity to cure, or permitting terms of a contract to be severed. If and to the extent any of the Company’s obligations under any Securities may be guaranteed by affiliates or third parties or may be secured by the grant of any security interests, we express no opinion whatsoever with respect to any such guarantees or security interests.

International Shipholding Corporation

September 3, 2013

We are members of the bar of the State of Louisiana, and do not purport to be experts on the laws of any other jurisdictions other than the DGCL. We do not express any opinion herein concerning any law other than the DGCL. Without limiting the generality of the foregoing, we express no opinion as to the application of (i) the securities or blue sky laws of the various states, (ii) securities or other laws of any foreign nation or jurisdiction and any rules and regulations promulgated thereunder, (iii) the rules of the Financial Industry Regulatory Authority, (iv) international, foreign, federal, state or local regulatory law involving shipping or maritime operations or the ownership or control thereof, or any other law, rule or regulation that is applicable to any party to the agreements or transactions referenced above solely because such law, rule or regulation is part of a regulatory regime applicable to such party or any of its affiliates as a result of the specific assets or business operations of such party or its affiliates or (v) any effect which any such laws, rules or regulations may have on the opinions expressed herein.

This letter has been furnished for the benefit of the Company in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission. This letter addresses the legal matters specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. We render no opinion, whether by implication or otherwise, as to any other matter relating to the Company, the Registration Statement, the Securities or any of the other transactions, agreements or instruments discussed hereunder, and no opinion may be inferred or implied beyond the matters expressly stated herein. All opinions rendered herein are as of the date hereof and are based upon the circumstances that exist at the present time, including, without limitation, statutes, cases, regulations, facts and circumstances as they currently exist, all of which are subject to change. We assume no obligation to update or supplement this letter or the opinions given herein for any reason, including to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws or interpretations thereof which may hereafter occur.

We consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to Jones Walker L.L.P., New Orleans, Louisiana, in the Prospectus under the caption “Legal Opinions.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the general rules and regulations of the Commission.

Very truly yours,

/s/ Jones Walker L.L.P.

Jones Walker L.L.P.